UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 11, 2022

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292		23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

77 East King Street,	P. O. Box 250	Shippensburg,	Pennsylvania	17257
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

e) On April 11, 2022, Orrstown Financial Services, Inc. (the “Company”), the holding company for Orrstown Bank, entered into an Amended and Restated Change in Control Agreement (the “Amended Agreement”) with its Executive Vice President and Chief Financial Officer, Neelesh Kalani (the “Executive”). The Amended Agreement supersedes the Change in Control Agreement between the Company and the Executive dated April 28, 2021 (the “Original Agreement”). The Amended Agreement replaces the “single trigger” severance standard upon resignation of the Executive following a Change in Control (as defined in the Amended Agreement) with a “double trigger” standard.
The Original Agreement provided that, in the event that (1) the Executive’s employment was terminated by the Company or its successor for any reason during the period beginning ninety (90) days before a Change in Control of the Company and ending twenty-four (24) months after such Change in Control or (2) the Executive resigned for any reason within six (6) months following a Change in Control of the Company, the Company or its successor would pay the Executive an amount equal to two point nine nine (2.99) times the sum of his base salary in effect immediately before the Change in Control and the highest annual cash bonus or other incentive compensation awarded to him over the past three years, plus accelerated vesting of all time-based equity awards, and vesting and earning of performance-based equity awards, as set forth in the applicable award agreements. Under such circumstances, the Executive would also be eligible to receive an amount equal to that portion of the Company’s contribution to his 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination, plus other benefits such as participating in the Company’s health and welfare employee benefit plans for twenty-four (24) months following termination of employment for a Change in Control.
The Amended Agreement does not change the severance benefits to which the Executive may be entitled upon a Change in Control. However, under the terms of the Amended Agreement, the Executive will be entitled to these severance benefits only in the event that (1) the Executive’s employment is terminated by the Company or its successor without Cause or (2) the Executive resigns for Good Reason, in each case within twenty-four (24) months following a Change in Control.
Under the terms of the Amended Agreement, the term “Cause” means: (a) the Executive shall have committed an act of dishonesty with respect to material communications with the Board of Directors or anyone to whom the Executive reports; (b) the Executive’s willful misconduct in the performance of his duties as an employee of the Company or its successor or otherwise related to his employment; (c) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Company or its successor or any entity which controls the Company or its successor to the extent such cease-and-desist order requires the termination of the Executive’s employment; (d) the Executive’s breach of fiduciary duty; (e) the Executive’s material breach of any provision of his employment agreement; (f) the Executive’s willful violation of any law, rule or regulation that constitutes a felony (other than traffic violations or similar offenses); (g) the Executive’s deliberate and intentional refusal or failure (for reasons other than incapacity due to accident or physical or mental illness) to perform his duties to the Company or its successor, where such refusal or failure continues for a period of at least thirty (30) consecutive days following the receipt by the Executive of written notice from his employer setting forth in reasonable detail the facts upon which the employer relies in concluding that the Executive has deliberately and intentionally refused or failed to perform such duties; or (h) the Executive’s conduct that brings public discredit on or injures the reputation of his employer, in such employer’s reasonable opinion.
Under the terms of the Amended Agreement, the Executive would have “Good Reason” to resign his employment if the Company or its successor (i) materially breaches its material obligations under the Executive’s employment agreement; (ii) changes in any material respect the authority, duties, base salary or reporting structure of the Executive without his written consent, in a manner and to the extent that results in a material diminution; or (iii) requires the Executive to relocate his principal business location 75 miles or more from the location of the Company’s Harrisburg, Pennsylvania office.
As was the case in the Original Agreement, any payments made under the Amended Agreement are in lieu of any severance amounts payable under the Executive’s employment agreement with the Company.
Neither the Original Agreement nor the Amended Agreement provide for an excise tax gross-up for taxes applicable to a severance payment as a result of the Executive’s termination of employment. Instead, in the event the Executive becomes eligible to receive a severance payment under the Amended Agreement that would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such payment would be reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, such payment would be further reduced to only the amount determined to be deductible under Section 280G.
The Amended Agreement also makes technical changes to the definition of a “Change in Control”.
The foregoing summary of the Amended Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Change in Control Agreement between Orrstown Financial Services, Inc. and Neelesh Kalani

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: April 11, 2022	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)